EXHIBIT 21
                           FLEET FINANCIAL GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT


Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------
Banking Subsidiaries:
Fleet National Bank                                        United States
  Fleet Bank (RI), National Association                    United States
Fleet Bank, National Association                           United States
Fleet Bank of Maine                                        Maine
Fleet Bank-NH                                              New Hampshire
Fleet Bank, F.S.B.                                         United States
Non-Banking Subsidiaries:
Fleet Mortgage Group, Inc.                                 Rhode Island
Fleet Services Corporation                                 New York
Fleet Brokerage Securities, Inc.                           Delaware
Fleet Securities, Inc.                                     New York
Fleet Private Equity Co., Inc.                             Rhode Island
Fleet Investment Services, Inc.                            Rhode Island
Fleet Investment Advisors, Inc.                            New York
Fleet Capital Corporation                                  Connecticut
Fleet Capital-Leasing Corporation                          Rhode Island
AFSA Data Corporation                                      Delaware
Columbia Management Co.                                    Oregon